SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2003

DOMINO’S, INC.

(Exact name of Registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	333-74797 (Commission File Number)	38-3025165 (I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106

(Address of Principal Executive Offices) (Zip Code)

(734) 930-3030

Registrant’s Telephone number, including area code

Item 5.    Other Events.

As announced in a press release dated June 25, 2003, which is attached hereto as Exhibit 99.1, Domino’s, Inc., a Delaware corporation (the “Company”), accepted for purchase $206.7 million in principal amount of the outstanding 10 3/8% Senior Subordinated Notes due January 15, 2009 (the “Notes”) issued by the Company.

Item 7.    Financial Statements and Exhibits

Exhibit 99.1	Press Release date June 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S, INC.

/s/ Harry J. Silverman

Name: Harry J. Silverman

Title: Chief Financial Officer

Date: June 25, 2003

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